EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-114496 of Gasco Energy, Inc. of our report dated March 31, 2004 appearing in this Current Report on Form 8-K/A dated April 14, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
Denver, Colorado
May 12, 2004